Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-12294 on Form S-8 of Bar Harbor Bankshares of our report dated June 25, 2026 appearing in this Annual Report on Form 11-K of Bar Harbor Bankshares 401(k) for the year ended December 31, 2025.

/s/ Crowe LLP

Chicago, Illinois

June 25, 2026